As filed with the Securities and Exchange Commission on May 27, 2009

Registration No. 333-00285

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

POST –EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

__________________________

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4035997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

__________________________

10889 Wilshire Boulevard

Los Angeles, California 90024

(310) 208-8800

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

__________________________

Donald P. de Brier, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Occidental Petroleum Corporation

10889 Wilshire Boulevard

Los Angeles, California 90024

(310) 208-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

Approximate date of commencement of proposed sale to the public: Not Applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒   Accelerated filer  ☐  Non-accelerated filer  ☐  (Do not check if a smaller reporting company)  Smaller reporting company  ☐

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXPLANATORY STATEMENT

Termination of Registration Statement and

Deregistration of Unsold Securities

This filing constitutes Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-4 (Registration Number 333-00285) (the “Registration Statement”) of Occidental Petroleum Corporation, filed with the Securities and Exchange Commission on January 18, 1996. Pursuant to this Amendment, Occidental Petroleum Corporation deregisters all 11,540 shares of its common stock, $.20 par value per share, heretofore registered and not previously sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 26, 2009.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ DONALD P. DE BRIER
Donald P. de Brier
Executive Vice President, General Counsel and Secretary